UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018 (June 8, 2018)

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

First Nasdaq Deficiency Notice

On June 8, 2018, xG Technology, Inc. (the “Company”) received written notice from Nasdaq Stock Market LLC (“Nasdaq”) that the Company no longer complies with Nasdaq’s independent board requirements as set forth in Listing Rule 5606, due to the resignation of the Company’s Chief Executive Officer (“CEO”), Mr. George Schmitt on April 23, 2018, and the concurrent appointment of Mr. Gary Cuccio as the Company’s interim CEO.

In accordance with Listing Rules 5605(b)(1)(A), Nasdaq provided the Company with a cure period in order to regain compliance, which is the earlier of (i) the Company’s next annual shareholders’ meeting, and (ii) April 23, 2019; provided, if the next annual shareholders’ meeting is held before October 22, 2018, then no later than October 22, 2018. Since the Company’s next annual shareholders’ meeting is scheduled to be held on June 14, 2018, the Company will have until October 22, 2018, to evidence and regain compliance.

The Company’s Board of Directors is actively conducting a search for a new independent director, and the Company intends to regain compliance with Nasdaq Listing Rule 5605 prior to the applicable deadline set by Nasdaq.

Second Nasdaq Deficiency Notice

On June 8, 2018, the Company received a second written notice from Nasdaq that the Company did not comply with Nasdaq’s audit and compensation committee requirements under Listing Rule 5605(c)(2) and 5605(d)(2). These rules require that a company have an audit and compensation committee comprised of independent members as defined in Listing Rule 5601(a)(2). Furthermore, Listing Rule 5605(c)(2)(A)(iii) requires, among other things, that each member of the audit committee must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

At the time Mr. Cuccio was appointed interim CEO and Executive Chairman, he was a member of the Company’s audit and compensation committees. Due to such appointments, he was no longer an independent member of the audit or compensation committee. Furthermore, in connection with the filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, Mr. Cuccio, in his capacity as Principal Executive Officer, signed the Section 302 and Section 906 certifications.

On June 6, 2018, Mr. Cuccio resigned from the audit and compensation committees, and the Company appointed Mr. Raymond Sidney (an independent director) as a member of the audit committee. As a result, the Company has regained compliance with these listing rules and the immediately foregoing matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2018		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Financial Officer